Exhibit 99.1

The Blackstone Group Reports First Quarter 2008 Results

Economic Net Income for the First Quarter 2008 was a Loss of $(93.6) million reflecting a reduction in carrying value of investments.

GAAP Net Loss of $(246.7) million reflecting transaction related (including non-cash charges of $940.0 million) costs of $952.5 million offset by Non-Controlling Interests of $799.4 million.

Record Assets Under Management of $113.53 billion, a 37% increase from $83.14 billion a year ago.

GSO acquisition closed March 3, 2008, augmenting debt business expansion.

Blackstone declares a quarterly distribution of $0.30 per common unit and reaffirms priority distributions to public common unitholders of $1.20 per year through 2009, to be paid quarterly.

NEW YORK, May 15, 2008: The Blackstone Group L.P. (NYSE: BX) today reported its first quarter 2008 results.

For the quarter ended March 31, 2008, Total Net Reportable Segment Revenues were $32.3 million as compared to Total Pro Forma Adjusted Reportable Segment Revenues of $1.23 billion in 2007. Declines in all business segments drove the year-over-year decrease in revenues.

Economic Net Income for the quarter ended March 31, 2008 was a loss of $(93.6) million as compared to Pro Forma Adjusted Economic Net Income of $957.8 million for the quarter ended March 31, 2007.

For the quarter ended March 31, 2008, GAAP Revenues totaled $68.5 million, GAAP Other Income (Loss) totaled $(215.6) million, GAAP Expenses (including non-cash transactional charges of $940.0 million) totaled $1.10 billion, GAAP Income (Loss) Before Non-Controlling Interests and Provision for Income Taxes was $(1.25) billion and GAAP Net Income (Loss) Before Provision for Income Taxes totaled $(246.7) million. The vesting of equity awards granted at the time of the IPO contributed significantly to the GAAP loss. For the quarter ended March 31, 2007, GAAP Revenues totaled $1.23 billion, GAAP Other Income totaled $3.04 billion, GAAP Expenses totaled $172.2 million, GAAP Income (Loss) Before Non-Controlling Interests and Provision for Income Taxes was $4.09 billion, and GAAP Net Income Before Provision for Income Taxes totaled $1.15 billion. A significant amount of equity interests held by senior managing directors and other employees is subject to future vesting, minimum retained ownership interests and transfer restrictions. As a result of the future vesting, Blackstone has and will continue to show significant non-cash compensation charges associated with these equity interests over their respective service periods. These non-cash charges, which arose in 2007 in connection with the reorganization and the initial public offering, are likely to result in GAAP net losses for the next five years depending upon the applicable service periods or useful lives, but will never have any impact on cash earnings.

In connection with the initial public offering of the common units of The Blackstone Group L.P. (the publicly traded partnership), Blackstone effected a reorganization on June 18, 2007, which affects the comparison of the current year’s periods with those of the prior years. Blackstone’s business was historically conducted through a large number of entities as to which there was no single holding entity. Accordingly, operating results for the 2007 period presented are for the respective consolidated and combined entities.

Fixed income and equity markets accelerated their declines in the first quarter of 2008, with U.S., European and Asian equity indices down significantly and credit spreads substantially wider. Reduced liquidity, which was evident in the second half of 2007, also accelerated in the first quarter of 2008. Lenders severely restricted new commitments to senior loans and high yield debt, which limited industry-wide leveraged acquisition activity levels in both corporate and real estate markets. Recently announced private

The Blackstone Group® L.P. 345 Park Avenue New York, NY 10154 212 583-5000

equity-led acquisitions have mostly been smaller in size and global completed mergers and acquisition activity declined. The duration of current economic conditions is unknown.

Stephen A. Schwarzman, Chairman and Chief Executive Officer of Blackstone said: “Turbulent markets throughout the world persisted in the first quarter, affecting virtually all asset pricing across credit and equity markets. This was both good and bad for us. On the one hand, it meant lower carrying values of some of our investments in the short term and restricted our disposition activity. On the other hand, purchase prices for new deals declined, opening up many interesting investment possibilities. Credit market dislocation, while limiting availability of debt for large leveraged transactions, has also created attractive debt investment opportunities, particularly in leveraged loans. Our well-timed GSO acquisition dramatically expanded our efforts in this area. Despite the challenges presented by a slowing global economy, overall our portfolio companies and real estate investments continued to perform well. Our balance sheet remains healthy and our long-term contractual management fees position us well to increase market share.”

SEGMENT REVIEW

For the quarter ended March 31, 2008, Total Net Reportable Segment Revenues decreased to $32.3 million from Total Pro Forma Adjusted Reportable Segment Revenues of $1.23 billion for the quarter ended March 31, 2007. Revenue declines were experienced by all four business segments — Corporate Private Equity, Real Estate, Marketable Alternative Asset Management and Financial Advisory. Our revenues include Performance Fees and Allocations that are determined and accounted for on a quarterly basis as if the net unrealized fair value of the managed funds’ investments were realized as of such date, although there is no intention to realize the overwhelming majority of such investments at the present time.

Economic Net Income After Taxes was a loss of $(66.5) million for the quarter ended March 31, 2008 as compared to Pro Forma Adjusted Economic Net Income After Taxes of $838.5 million for the quarter ended March 31, 2007.

Net Cash Flow Provided by Operating Activities was $115.2 million for the quarter ended March 31, 2008 as compared to Net Cash Flow Used in Operating Activities of $1.34 billion for the comparable prior period. Adjusted Cash Flow (Used) from Operations for the quarter ended March 31, 2008 was $(4.4) million as compared to Pro Forma Adjusted Cash Flow from Operations of $292.5 million for the comparable prior period.

The table below details Blackstone’s Economic Net Income and Pro Forma Adjusted Economic Net Income for the quarters ended March 31, 2008 and 2007, respectively. Economic Net Income Before Taxes, includes unrealized gains/losses and compensation and compensation reductions related to those gains/losses but excludes transaction related (including non-cash) charges.

	Quarter Ended March 31,		% Variance
	2008	2007
		Pro Forma Adjusted
	(Dollars in Thousands, Except per Unit Amounts)
Economic Net Income (Loss), Total Reportable Segments (a)	$(93,567)	$957,779	(110%)
Provision (Benefit) for Income Taxes (b)	(27,053)	119,304	(123%)

Economic Net Income (Loss) After Taxes	$(66,514)	$838,475	(108%)

Economic Net Income (Loss) After Taxes per Adjusted Unit	$(0.06)	$0.75

Adjusted Cash Flow (Used) from Operations (a)	$(4,402)	$292,544

(a)	Reconciliations of Pro Forma Adjusted Economic Net Income, Total Reportable Segments to Economic Net Income, Total Reportable Segments and of Pro Forma Adjusted Cash Flow from Operations to Net Cash Used in Operating Activities are presented in Exhibits 3 and 4, respectively, to this release.

(b)	Represents the implied provision (benefit) for income taxes calculated using the same methodology applied in calculating the tax provision (benefit) for The Blackstone Group L.P.

Corporate Private Equity

Corporate Private Equity had negative first quarter revenues of $(116.7) million, as compared with positive revenues of $208.9 million for the first quarter of 2007. Negative revenues in this year’s quarter largely reflect a reduction in Performance Fees and Allocations and Investment Income (Loss) and Other due to a decline in the overall carrying value of the private equity managed funds from year end 2007. Substantially all of this decline was attributable to the decrease in the publicly traded market value of the Deutsche Telekom AG equity investment notwithstanding the increased profitability of the company. This reflects declines in the German stock market and in telecommunication stocks during this quarter. We believe Deutsche Telekom remains a strong company trading at the attractive value of 4.7x EBITDA. Management Fees increased $10.0 million, or 17%, to $69.8 million. The increase in Base Management Fees reflected growth in Weighted-Average Fee-Earning Assets Under Management.

Compensation expense was a negative $(80.8) million in the first quarter, reflecting a $112.5 million accrual for departed partners’ clawback obligation since the negative Performance Fees and Allocations in the first quarter would cause a clawback of carried interests previously received by departed partners. The accrual for clawback obligations was accounted for as a reduction in compensation costs.

Weighted-Average Fee-Earning Assets Under Management for the quarter totaled $25.05 billion compared with $21.86 billion in the first quarter of 2007.

LP Capital deployed increased to $340.1 million for the quarter ended March 31, 2008 from $56.7 million for the prior year period, reflecting an increase in the number of attractive investment opportunities.

Real Estate

For the quarter ended March 31, 2008, Real Estate generated revenues of $47.9 million, down 94% from the first quarter of 2007 revenues of $766.8 million. During the quarter ended March 31, 2008, Performance Fees and Allocations and Investment Income (Loss) and Other decreased as compared to the first quarter of 2007 due to a modest reduction in the net carrying value of the real estate managed funds as compared with a significant increase in the carrying value of these funds last year relating primarily to accretive sales within our Equity Office Properties (“EOP”) office portfolio that we acquired in the first quarter of 2007. Management Fees decreased by $168.8 million from the same period last year primarily because Blackstone closed the EOP acquisition in last year’s first quarter and generated a substantial transaction fee in connection with that acquisition. Base Management Fees increased $29.3 million due to higher assets under management.

Weighted-Average Fee-Earning Assets Under Management for the quarter totaled $18.87 billion compared with $10.71 billion in the first quarter of 2007, due mainly to capital raised for the Blackstone Real Estate Partners VI fund.

LP capital deployed in the first quarter of 2008 totaled $369.2 million, down from $3.88 billion (including $3.3 billion invested in EOP) in the first quarter of 2007.

Marketable Alternative Asset Management (MAAM)

For the quarter ended March 31, 2008, MAAM generated revenues of $30.0 million, a decrease of 81% from the first quarter of 2007. The decline reflected a combination of lower Performance Fees and Allocations from Blackstone’s funds, as well as a reduction in the carrying values of Blackstone’s direct investments in those funds as a result of modest declines in their investment performance, in contrast to investment gains in the comparable 2007 quarter. Management Fees increased due to higher levels of assets under management. MAAM includes both funds of hedge funds and proprietary hedge funds investing across several asset classes, geographies and investment styles and accordingly is not tied to any one market or the direction of those markets. Additionally, MAAM includes GSO Capital Partners LP (“GSO”), which manages CLOs and investment funds specializing in various credit strategies including leveraged lending, senior debt, mezzanine debt, distressed debt, and middle market and non-control private equity. GSO’s funds and results are included in the MAAM segment only from the transaction closing date of March 3, 2008.

Weighted-Average Fee-Earning Assets Under Management for the quarter ended March 31, 2008 totaled $48.82 billion (including $8.56 billion relating to GSO) compared with $27.32 billion for the prior year period.

Financial Advisory

Revenues decreased 24% to $71.2 million in the first quarter ended March 31, 2008 compared to the same period in 2007. Revenues within Blackstone’s fund placement business, Park Hill, and the corporate and mergers and acquisitions advisory business declined year-over-year, while revenues in Blackstone’s restructuring and reorganization advisory business increased. Revenue can be highly variable due to the size of one-time fees, but the transaction volume in the pipeline is up across all three businesses. Last year’s first quarter included a substantial fee received by Park Hill related to a specific fund-raising assignment.

CAPITAL

For economic net income purposes, the weighted-average fully diluted unit count at period end was 1,122 million units (the “Adjusted Units”) and the total number of outstanding units entitled to cash distributions was 1,082 million units.

DISTRIBUTION

The Blackstone Group L.P. is pleased to declare a quarterly distribution of $0.30 per common unit payable to record holders of common units at the close of business on May 30, 2008. This distribution will be paid on June 13, 2008. In addition, Blackstone reaffirms its intention to make priority distributions to its public common unitholders of $1.20 per common unit per year through 2009, to be paid quarterly. These distribution amounts differ from Blackstone’s earnings/loss per unit.

# # #

Blackstone will host a conference call on May 15, 2008 at 11:00 a.m. EDT to discuss first quarter 2008 results. The conference call can be accessed by dialing (888) 713-4205 (U.S. domestic) and (617) 213-4862 (international) pass code 60516941. Additionally the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or (617) 801-6888 (international) pass code number 70998836, beginning approximately two hours after the event.

About The Blackstone Group

The Blackstone Group L.P. is a leading global alternative asset manager and provider of financial advisory services. Its alternative asset management businesses include the management of corporate private equity funds, real estate funds, funds of hedge funds, debt funds (including leveraged lending funds), collateralized loan obligation (“CLO”) vehicles, proprietary hedge funds and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including corporate and mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Investor Relations Contact:

Joan Solotar

The Blackstone Group

Tel: +1 212 583 5068

solotar@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 212 583 5871

rose@blackstone.com

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the prospectus. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

THE BLACKSTONE GROUP L.P.

Exhibit 1. Consolidated and Combined Statements of Income

(Dollars in Thousands, Except Per Unit Data)

	Quarter Ended
	March 31, 2008	March 31, 2007	% Variance
Revenues
Management and Advisory Fees	$309,409	$447,402	(31%)
Performance Fees and Allocations	(188,687)	662,498	(128%)
Investment Income and Other	(52,199)	116,468	(145%)

Total Revenues	68,523	1,226,368	(94%)

Expenses
Compensation and Benefits (1)	977,147	79,207	1134%
Interest	2,743	11,122	(75%)
General, Administrative and Other (1)	95,221	28,132	238%
Fund Expenses	22,952	53,689	(57%)

Total Expenses	1,098,063	172,150	538%

Other Income (Loss)
Net Gains (Losses) from Fund Investment Activities	(215,636)	3,036,482	(107%)

Income (Loss) Before Non-Controlling
Interests in Income (Loss) of Consolidated
Entities and Provision for Taxes	(1,245,176)	4,090,700	(130%)
Non-Controlling Interests in Income (Loss) of Consolidated Entities	(998,457)	2,944,654	(134%)

Income (Loss) Before Provision for Taxes	(246,719)	1,146,046	(122%)
Provision for Taxes	4,274	13,970	(69%)

Net Income (Loss) (1)	$(250,993)	$1,132,076	(122%)

Net Loss Per Common Unit, Basic and Diluted	$(0.97)

(1) Transaction-related charges included above were:

Compensation and Benefits, inclusive of $906,444 of non-cash charges	$918,971
General, Administrative and Other - amortization of intangibles	33,528

	$952,499

THE BLACKSTONE GROUP L.P.

Exhibit 2. Consolidated Statements of Financial Condition

(Dollars in Thousands)

	March 31, 2008	December 31, 2007
Assets
Cash and Cash Equivalents	$672,669	$868,629
Cash Held by Blackstone Funds	117,514	163,696
Investments	7,058,802	7,145,156
Accounts Receivable	224,439	213,086
Due from Brokers	564,945	812,250
Investment Subscriptions Paid in Advance	8,170	36,698
Due from Affiliates	695,179	855,854
Intangible Assets, Net	1,247,135	604,681
Goodwill	1,689,976	1,597,474
Other Assets	174,499	99,366
Deferred Tax Assets	763,056	777,310

Total Assets	$13,216,384	$13,174,200

Liabilities and Partners’ Capital
Loans Payable	$451,653	$130,389
Amounts Due to Non-Controlling Interest Holders	107,114	269,901
Securities Sold, Not Yet Purchased	1,084,235	1,196,858
Due to Affiliates	1,123,832	831,609
Accrued Compensation and Benefits	207,000	188,997
Accounts Payable, Accrued Expenses and Other Liabilities	210,987	250,445

Total Liabilities	3,184,821	2,868,199

Commitments and Contingencies
Non-Controlling Interests in Consolidated Entities	5,886,187	6,079,156

Partners’ Capital
Partners’ Capital	4,144,519	4,226,500
Accumulated Other Comprehensive Income	857	345

Total Partners’ Capital	4,145,376	4,226,845

Total Liabilities and Partners’ Capital	$13,216,384	$13,174,200

THE BLACKSTONE GROUP L.P.

Exhibit 3a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

The tables below detail Blackstone’s Economic Net Income, except for the quarters ended March 31, 2007 and June 30, 2007 and the year ended December 31, 2007, for which periods Pro Forma Adjusted Economic Net Income is presented. A presentation of Economic Net Income for each of the periods for which Pro Forma Adjusted Economic Net Income is presented below is included on page 11.

	Quarter Ended						Full Year 2007		Quarter Ended
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007			March 31, 2008
	Pro Forma Adjusted						Pro Forma Adjusted
Corporate Private Equity
Revenues
Management Fees
Base Management Fees	$58,861		$62,858		$66,389	$66,735	$254,843		$67,336
Transaction and Other Fees	9,128		56,044		48,711	64,188	178,071		10,837
Management Fee Offsets *	(8,231)		(12,634)		(20,892)	(23,278)	(65,035)		(8,410)

Total Management Fees	59,758		106,268		94,208	107,645	367,879		69,763
Performance Fees and Allocations	122,934	(a)	230,424	(a)	109,051	(124,460)	337,949	(a)	(163,430)
Investment Income (Loss) and Other	26,212	(a)	63,782	(a)	24,032	1,428	115,454	(a)	(23,050)

Total Segment Revenues	208,904		400,474		227,291	(15,387)	821,282		(116,717)

Expenses
Compensation and Benefits	33,383	(b)	44,782	(b)	56,319	(1,798)	132,686	(b)	(80,752)
Other Operating Expenses	8,778	(c)	14,793	(c)	22,798	23,603	69,972	(c)	22,200

Total Segment Expenses	42,161		59,575		79,117	21,805	202,658		(58,552)

Economic Net Income (Loss)	$166,743		$340,899		$148,174	$(37,192)	$618,624		$(58,165)

Real Estate
Revenues
Management Fees
Base Management Fees	$37,450		$59,876		$70,964	$61,053	$229,343		$66,751
Transaction and Other Fees	209,451		19,748		14,540	108,400	352,139		11,795
Management Fee Offsets	—		(691)		(9,281)	(1,745)	(11,717)		(404)

Total Management Fees	246,901		78,933		76,223	167,708	569,765		78,142
Performance Fees and Allocations	457,360	(a)	152,681	(a)	28,479	(39,062)	599,458	(a)	(30,062)
Investment Income (Loss) and Other	62,511	(a)	83,501	(a)	4,398	(15,145)	135,265	(a)	(176)

Total Segment Revenues	766,772		315,115		109,100	113,501	1,304,488		47,904

Expenses
Compensation and Benefits	98,523	(b)	36,486	(b)	39,325	65,416	239,750	(b)	35,688
Other Operating Expenses	4,735	(c)	5,541	(c)	12,639	27,575	50,490	(c)	16,160

Total Segment Expenses	103,258		42,027		51,964	92,991	290,240		51,848

Economic Net Income (Loss)	$663,514		$273,088		$57,136	$20,510	$1,014,248		$(3,944)

*	Primarily broken deal expenses.

(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.

(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.

(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering and as of January 1, 2007.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 3a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

	Quarter Ended						Full Year 2007		Quarter Ended
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007			March 31, 2008
	Pro Forma Adjusted						Pro Forma Adjusted
Marketable Alternative Asset Management
Revenues
Management Fees
Base Management Fees	$61,097		$74,413		$87,999	$92,795	$316,304		$103,187
Transaction and Other Fees	1,871		1,189		1,694	1,876	6,630		1,128

Total Management Fees	62,968		75,602		89,693	94,671	322,934		104,315
Performance Fees and Allocations	68,061	(a)	61,906	(a)	2,522	24,094	156,583	(a)	5,058
Investment Income (Loss) and Other	25,259	(a)	31,138	(a)	32,658	59,423	148,478	(a)	(79,383)

Total Segment Revenues	156,288		168,646		124,873	178,188	627,995		29,990

Expenses
Compensation and Benefits	59,374	(b)	78,268	(b)	34,006	45,692	217,340	(b)	56,273
Other Operating Expenses	8,898	(c)	13,511	(c)	17,779	22,205	62,393	(c)	18,307

Total Segment Expenses	68,272		91,779		51,785	67,897	279,733		74,580

Economic Net Income (Loss)	$88,016		$76,867		$73,088	$110,291	$348,262		$(44,590)

Financial Advisory
Revenues
Advisory Fees	$92,525		$97,518		$81,911	$88,330	$360,284		$68,563
Investment Income and Other	1,684		1,034		2,354	2,302	7,374		2,597

Total Segment Revenues	94,209		98,552		84,265	90,632	367,658		71,160

Expenses
Compensation and Benefits	49,926	(b)	45,854	(b)	50,020	44,363	190,163	(b)	46,967
Other Operating Expenses	4,777	(c)	7,941	(c)	13,485	11,712	37,915	(c)	11,061

Total Segment Expenses	54,703		53,795		63,505	56,075	228,078		58,028

Economic Net Income	$39,506		$44,757		$20,760	$34,557	$139,580		$13,132

(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.

(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.

(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering and as of January 1, 2007.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 3a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

	Quarter Ended						Full Year 2007		Quarter Ended
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007			March 31, 2008
	Pro Forma Adjusted						Pro Forma Adjusted
Economic Net Income Recap, Total Reportable Segments
Revenues
Management Fees
Base Management Fees	$249,933		$294,665		$307,263	$308,913	$1,160,774		$305,837
Transaction and Other Fees	220,450		76,981		64,945	174,464	536,840		23,760
Management Fee Offsets	(8,231)		(13,325)		(30,173)	(25,023)	(76,752)		(8,814)

Total Management Fees	462,152		358,321		342,035	458,354	1,620,862		320,783
Performance Fees and Allocations	648,355	(a)	445,011	(a)	140,052	(139,428)	1,093,990	(a)	(188,434)
Investment Income (Loss) and Other	115,666	(a)	179,455	(a)	63,442	48,008	406,571	(a)	(100,012)

Total Segment Revenues	1,226,173		982,787		545,529	366,934	3,121,423		32,337

Expenses
Compensation and Benefits	241,206	(b)	205,390	(b)	179,670	153,673	779,939	(b)	58,176
Other Operating Expenses	27,188	(c)	41,786	(c)	66,701	85,095	220,770	(c)	67,728

Total Segment Expenses	268,394		247,176		246,371	238,768	1,000,709		125,904

Total Economic Net Income (Loss)	$957,779		$735,611		$299,158	$128,166	$2,120,714		$(93,567)

(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.

(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.

(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering and as of January 1, 2007.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 3b. Economic Net Income

(Dollars in Thousands)

The table below details Blackstone’s Economic Net Income for each reportable segment for the quarters ended March 31, 2007 and June 30, 2007 and the year ended December 31, 2007.

	Corporate Private Equity			Real Estate			Marketable Alternative Asset Management
	Quarter Ended		Year Ended December 31, 2007	Quarter Ended		Year Ended December 31, 2007	Quarter Ended		Year Ended December 31, 2007
	March 31, 2007	June 30, 2007		March 31, 2007	June 30, 2007		March 31, 2007	June 30, 2007
Revenues
Management Fees
Base Management Fees	$58,861	$62,858	$254,843	$37,450	$59,876	$229,343	$61,097	$74,413	$316,304
Transaction and Other Fees	9,128	56,044	178,071	209,451	19,748	352,139	1,871	1,189	6,630
Management Fee Offsets	(8,231)	(12,634)	(65,035)	—	(691)	(11,717)	—	—	—

Total Management Fees	59,758	106,268	367,879	246,901	78,933	569,765	62,968	75,602	322,934
Performance Fees and Allocations	140,423	254,466	379,479	476,358	157,425	623,200	68,061	61,906	156,583
Investment Income and Other	27,096	65,415	117,971	63,472	83,853	136,578	25,261	31,138	148,479

Total Segment Revenues	227,277	426,149	865,329	786,731	320,211	1,329,543	156,290	168,646	627,996

Expenses
Compensation and Benefits	17,278	24,603	96,402	18,328	22,077	145,146	28,631	42,000	150,330
Other Operating Expenses	12,185	19,887	78,473	6,429	8,183	54,829	14,495	20,253	74,728

Total Segment Expenses	29,463	44,490	174,875	24,757	30,260	199,975	43,126	62,253	225,058

Economic Net Income	$197,814	$381,659	$690,454	$761,974	$289,951	$1,129,568	$113,164	$106,393	$402,938

	Financial Advisory			Recap, Total Reportable Segments
	Quarter Ended		Year Ended December 31, 2007	Quarter Ended		Year Ended December 31, 2007
	March 31, 2007	June 30, 2007		March 31, 2007	June 30, 2007
Revenues
Management Fees
Base Management Fees	$92,525	$97,518	$360,284	$249,933	$294,665	$1,160,774
Transaction and Other Fees	—	—	—	220,450	76,981	536,840
Management Fee Offsets	—	—	—	(8,231)	(13,325)	(76,752)

Total Management Fees	92,525	97,518	360,284	462,152	358,321	1,620,862
Performance Fees and Allocations	—	—	—	684,842	473,797	1,159,262
Investment Income and Other	1,684	1,034	7,374	117,513	181,440	410,402

Total Segment Revenues	94,209	98,552	367,658	1,264,507	1,013,558	3,190,526

Expenses
Compensation and Benefits	15,911	22,342	132,633	80,148	111,022	524,511
Other Operating Expenses	5,204	8,638	39,037	38,313	56,961	247,067

Total Segment Expenses	21,115	30,980	171,670	118,461	167,983	771,578

Economic Net Income	$73,094	$67,572	$195,988	$1,146,046	$845,575	$2,418,948

THE BLACKSTONE GROUP L.P.

Exhibit 4. Reconciliation of Net Cash Flow Used in Operating Activities to Pro Forma Adjusted

Cash Flow from Operations and of GAAP Weighted-Average Common Units Outstanding—

Diluted to Economic Net Income Adjusted Units—Diluted

(Dollars in Thousands, Except Unit Data)

The following table provides a reconciliation of Blackstone’s Net Cash Flows Provided by (Used in) Operating Activities to Blackstone’s Adjusted Cash Flow (Used) from Operations and Pro Forma Adjusted Cash Flow from Operations. Adjusted Cash Flow (Used) from Operations is a supplemental measure of liquidity to assess liquidity and amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

	Quarter Ended March 31,
	2008	2007
Net Cash Provided by (Used in) Operating Activities	$115,154	$(1,343,955)
Changes in Operating Assets and Liabilities	(311,656)	(289,160)
Blackstone Funds Related Investment Activities	248,434	1,926,042
Net Realized Gains on Investments	(256)	1,050,641
Non-Controlling Interests in Income of Consolidated Entities	788,477	(744,923)
Realized Gains - Blackstone Funds	(23,854)	(22,593)

Adjusted Cash Flow from Operations	816,299	576,052

		Pro Forma
Adjusted Cash Flow from Operations	816,299	576,052
Cash Flow from Operations - Adjustments (a)
Elimination of Non-Contributed Entities (b)	—	(25,515)
Increase in Compensation Expense (c)	—	(161,057)
Interests Held by Blackstone Holdings Limited Partners (d)	(799,347)	—
Eliminate Interest Expense (e)	—	11,122
Realized Gains - Blackstone Funds	—	(2,723)
Incremental Cash Tax Effect (f)	(21,354)	(105,335)

Adjusted Cash Flow (Used) from Operations	$(4,402)	$292,544

(a)	Pro Forma Adjusted Cash Flow from Operations is based upon historical results of operations and gives effect to the pre-initial public offering reorganization and the initial public offering as if they were completed as of January 1, 2007. These pro forma adjustments are consistent with Rule 11.01 of Regulation S–X.

(b)	Represent adjustments to eliminate from Pro Forma Adjusted Cash Flow from Operations the cash flows of the businesses that were not contributed as part of the reorganization.

(c)	Represent adjustments to reflect in Pro Forma Adjusted Cash Flow from Operations the cash portion of expenses related to employee compensation that were not effective prior to the reorganization as well as vested carried interest for departed partners.

(d)	Represents an adjustment to add back net income (loss) allocable to interest holders of Blackstone Holdings Limited Partners after the Reorganization recorded as Non-Controlling Interests.

(e)	Represent adjustments to eliminate interest expense in Pro Forma Adjusted Cash Flow from Operations on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering.

(f)	Represent the provisions for and/or adjustments to income taxes that were calculated using the same methodology applied in calculating such amounts for the period after the reorganization.

The following table provides a reconciliation of Blackstone’s GAAP Weighted-Average Common Units Outstanding—Diluted to Weighted-Average Economic Net Income Adjusted Units - Diluted.

Quarter Ended March 31, 2008

GAAP Weighted-Average Common Units Outstanding - Diluted	259,860,669
Adjustments:
Weighted-Average Partnership Units Outstanding	826,948,454
Weighted-Average Unvested Deferred Restricted Common Units Outstanding	35,347,379

Weighted-Average Economic Net Income Adjusted Units - Diluted	1,122,156,502

THE BLACKSTONE GROUP L.P.

Exhibit 5. Supplemental Metrics

(Dollars in Thousands)

	As of and for the Quarters Ended March 31,
	2008	2007	% Variance
Total Assets Under Management (End of Period)
Corporate Private Equity	$30,651,023	$32,260,609	(5%)
Real Estate	26,278,298	19,473,455	35%
MAAM	56,601,250	31,400,992	80%

	$113,530,571	$83,135,056	37%

Fee-Earning Assets Under Management (End of Period) (a)
Corporate Private Equity	$25,061,921	$23,212,646	8%
Real Estate	18,795,343	11,924,094	58%
MAAM	49,090,455	28,903,710	70%

	$92,947,719	$64,040,450	45%

Weighted-Average Fee-Earning Assets Under Management (For the Quarter Ended) (a)
Corporate Private Equity	$25,054,322	$21,857,757	15%
Real Estate	18,868,242	10,706,208	76%
MAAM	48,820,675	27,322,365	79%

	$92,743,239	$59,886,330	55%

Limited Partner Capital Deployed (For the Quarter Ended)
Corporate Private Equity	$340,119	$56,695	500%
Real Estate	369,202	3,883,476	(90%)

	$709,321	$3,940,171	(82%)

Fund Level Unrealized Value (b) (End of Period)
Corporate Private Equity
Cost	$14,932,714	$10,134,104	47%

Unrealized Value	$17,032,685	$13,970,819	22%

Real Estate
Cost	$10,904,614	$6,856,318	59%

Unrealized Value	$15,212,117	$11,649,181	31%

(a)	Excludes unrealized values which Blackstone is entitled to receive in carried interest.

(b)	Cost and unrealized value represents the cost of those fund investments and related unrealized value on which Blackstone is entitled to receive carried interest when a fund achieves cumulative investment returns in excess of a specified rate.